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                                                              EXHIBIT (e)(2)(vi)


                             FORM OF AMENDMENT NO. 5
                                       TO
                             DISTRIBUTION AGREEMENT
                        AXA ADVISORS, LLC/CLASS IB SHARES

         AMENDMENT NO. 5 to Distribution Agreement ("Amendment No. 5"), dated as of May 1, 2000, between EQ Advisors Trust, a Delaware business trust (the "Trust") and AXA Advisors, LLC a Delaware Limited Liability Company (the "Distributor").

         The Trust and the Distributor agree to modify and amend the Distribution Agreement relating to Class IB Shares dated as of April 14, 1997 (the "Original Agreement"), as amended by Amendment No. 1, dated as of December 9, 1997, Amendment No. 2, dated as of December 31, 1998, Amendment No. 3, dated as of April 14, 1999 and Amendment No. 4 dated as of August 30, 1999 (the Original Agreement, together with such Amendments, the "Agreement") as herein provided. All terms used in this Amendment No. 5, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

1. New Portfolio. The Trust hereby authorizes the Distributor to participate in the distribution of Class IA Shares of the following new portfolio (the "New Portfolio") on the terms and conditions contained in the
Agreement:

                        EQ/Alliance Technology Portfolio

2. Effective Date. The effective date of this Amendment No. 5 shall be May 1, 2000 with respect to the EQ/Alliance Technology Portfolio.

3. Duration of Agreement. This Agreement shall continue in effect until May 1, 2001 with respect to the EQ/Alliance Technology Portfolio and thereafter will continue on a year to year basis with respect to the Portfolio only so long as the continuance is specifically approved at least annually either by (a) the Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Original Agreement, voted in accordance with the provisions contained in the Participation Agreement (as defined in the Original Agreement); provided, however, that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

4. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IB Shares, is hereby replaced in its entirety by Appendix A attached hereto.

         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.



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         IN WITNESS WHEREOF, the parties have executed and delivered this
Amendment No. 5 as of the date first above set forth.


  EQ ADVISORS TRUST                      EQ FINANCIAL CONSULTANTS, INC.



  By:___________________________         By:_________________________________
           Peter D. Noris                           Michael S. Martin
           President and Trustee                    Chairman of the Board and
                                                    Chief Executive Officer




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                                   APPENDIX A
                                       TO
                                 AMENDMENT NO. 5
                             DISTRIBUTION AGREEMENT
                                 CLASS IB SHARES

Portfolios In Original Agreement:
--------------------------------

EQ/Putnam Growth & Income Value                     MFS Research Portfolio
           Portfolio                                MFS Emerging Growth Companies Portfolio
EQ/Putnam International Equity Portfolio            Morgan Stanley Emerging Markets Equity
EQ/Putnam Investors Growth Portfolio                           Portfolio
EQ/Putnam Balanced Portfolio                        T. Rowe Price International Stock Portfolio
Merrill Lynch World Strategy Portfolio              T. Rowe Price Equity Income Portfolio
Merrill Lynch Basic Value Equity                    Warburg Pincus Small Company Value Portfolio
           Portfolio

Portfolios Added by Amendment No. 1:
-----------------------------------

BT Equity 500 Index Portfolio                       JPM Core Bond Portfolio
BT International Equity Index Portfolio             Lazard Small Cap Value Portfolio
BT Small Company Index Portfolio                    Lazard Large Cap Value Portfolio

Portfolios Added by Amendment No. 2:
-----------------------------------

EQ/Evergreen Foundation Portfolio                   MFS Growth with Income Portfolio
EQ/Evergreen Portfolio

Portfolios Added by Amendment No. 3:
-----------------------------------

EQ/Alliance Premier Growth Portfolio                Capital Guardian U.S. Equity Portfolio
Capital Guardian Research Portfolio                 Capital Guardian International Portfolio

Portfolios Added by Amendment No. 4:
-----------------------------------

Calvert Socially Responsible Portfolio              Alliance Growth Investors Portfolio
Alliance Aggressive Stock Portfolio                 Alliance High Yield Portfolio
Alliance Balanced Portfolio                         Alliance Intermediate Government
Alliance Common Stock Portfolio                     Securities Portfolio
Alliance Conservative Investors Portfolio           Alliance International Portfolio
Alliance Equity Index Portfolio                     Alliance Money Market Portfolio
Alliance Growth and Income Portfolio                Alliance Quality Bond Portfolio
Alliance Global Portfolio                           Alliance Small Cap Growth Portfolio

Portfolio Added by Amendment No. 5:
-----------------------------------

EQ/Alliance Technology Portfolio